Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q of MRC Global Inc., a Delaware corporation (the “Company”), for the period ended September 30, 2022 (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2022

/s/ Robert J. Saltiel, Jr.
Name:	Robert J. Saltiel, Jr.
Title:	President and Chief Executive Officer

/s/ Kelly Youngblood
Name:	Kelly Youngblood
Title:	Executive Vice President and Chief Financial Officer